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                                                                    Exhibit 99.3

                           JEFFERSON-PILOT CORPORATION
                          CORPORATE ORGANIZATION CHART

           A.    Affiliates actually controlled
                 ------------------------------

                 Jefferson-Pilot Corporation (North Carolina corp.)

                 Alexander Hamilton Life Insurance Company of America (Michigan
                     corp.)
                     AH (Michigan) Life Insurance Company (Michigan corp.) Alexander Hamilton Capital Management, Inc. (Michigan corp.)
                     Alexander Hamilton Variable Insurance Trust (Massachusetts business trust)
                     First Alexander Hamilton Life Insurance Company (New York corp.)

                 Chubb Life Insurance Company of America (New Hampshire corp.) (name being changed effective May 1, 1998 to Jefferson Pilot
                     Financial Insurance Company) Chubb Colonial Life Insurance Company (New Jersey corp.) (name being changed effective May 1, 1998 to Jefferson Pilot LifeAmerica Insurance Company) Chubb Life Insurance Agency of Massachusetts, Inc. (Massachusetts corp.) Chubb Sovereign Life Insurance Company (New Hampshire corp.) (to be sold or merged into Chubb Life by June 30, 1998) Chubb America Service Corporation (New Hampshire corp.)

                 GARCO Capital Corp. (Delaware corp.)
                     HARCO Capital Corp. (Delaware corp.)
                         Omega Jefferson Pilot Seguros de Vida S.A. (Argentina corp.) (See note 2)
                              Jefferson Pilot Omega Seguros de Vida S.A.
                              (Uruguay corp.)

                 Hampshire Fund Inc. (New Hampshire corp.)

                 JP Investment Management Company (North Carolina corp.)

                 Jefferson-Pilot Capital Trust A (Delaware business trust)

                 Jefferson-Pilot Capital Trust B (Delaware business trust)

                 Jefferson-Pilot Communications Company (North Carolina corp.)
                     Jefferson-Pilot Communications Company of California (North Carolina corp.)
                         San Diego Broadcasting Corporation (California corp.)
                     Jefferson-Pilot Communications Company of Virginia (Virginia corp.)
                     Jefferson-Pilot Sports, Inc. (North Carolina corp.)
                     WCSC, Inc. (South Carolina corp.)
                         Tall Tower, Inc. (South Carolina corp.)
                 Jefferson-Pilot Health Care Delivery Systems, Inc. (North
                     Carolina corp.)
                     Community Choice of North Carolina, Inc. (North Carolina
                                                                       corp.)
                     Medselect, Inc. (North Carolina corp.)

                 Jefferson Pilot Investment Advisory Corporation (Tennessee corp.)
                 (formerly Chubb Investment Advisory Corporation)

                 Jefferson-Pilot Investments, Inc. (North Carolina corp.)
                     Hampshire Syndications, Inc. (New Hampshire corp.)

                 Jefferson Pilot Variable Corporation (North Carolina corp.) (formerly Jefferson-Pilot Investor Services, Inc.)
                     Jefferson-Pilot Investor Services of Nevada, Inc. (Nevada corp.)

                 Jefferson-Pilot Life Insurance Company (North Carolina corp.)
                     Jefferson Standard Life Insurance Company (North Carolina corp.)

                 Jefferson-Pilot Property Insurance Company (North Carolina corp.)

                 Jefferson Pilot Securities Corporation (New Hampshire corp.) (formerly Chubb Securities Corporation)

Notes: (1) Each indentation reflects another tier of ownership. All entities more than 50% owned are listed.
       (2) The immediate parent owns 100% of the voting securities of each entity except that HARCO owns 70% of Omega.

           B.    Affiliates not controlled but state Insurance Holding Company
                 -------------------------------------------------------------
                 Act definitions presume control starting at 10% ownership
                 ---------------------------------------------------------

                 Jefferson-Pilot Life Insurance Company
                     Athens Newspapers, Inc., Class A Common, Georgia corp., 40.0% owned
                     Tomco2 Equipment Company, Class A Common, Georgia corp., 29.20% owned

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                 GARCO Capital Corp.
                     International Home Furnishing Center, Inc., Common, North Carolina corp., 25.06% owned

Recent changes other than noted above:

Volunteer Garage Company, Inc. (Tennessee corp.) - liquidated 12/31/98; to be dissolved
ChubbHealth Holdings, Inc. (New Hampshire corp.) - liquidated 12/31/98; to be dissolved